                                                                    EXHIBIT 99.4

                            STANDARD PACIFIC CORP.

                        INCENTIVE STOCK OPTION AGREEMENT
                                PURSUANT TO THE
                           1997 STOCK INCENTIVE PLAN

     This Incentive Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant indicated below by and between Standard Pacific Corp., a Delaware corporation (the "Company"), and the person named below as Optionee.

     WHEREAS, Optionee is an employee of the Company and/or one or more of its subsidiaries; and

     WHEREAS, pursuant to the Company's 1997 Stock Incentive Plan (the "1997 Plan") the Administrator (the "Administrator"), consisting at the election of the Board of Directors of the Company (the "Board of Directors"), of either the full Board of Directors or a committee of the Board of Directors, has approved the grant to Optionee of an option to purchase shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock"), on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties agree as follows:

     1.  Grant of Option; Certain Terms and Conditions.  The Company grants to
         ---------------------------------------------
Optionee, and Optionee accepts, as of the Date of Grant indicated below, an option (the "Option") to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price per share indicated below, which Exercise Price shall not be less than the Fair Market Value (as defined below) of the Option Shares on the Date of Grant. The Option shall expire at 5:00 p.m., Costa Mesa, California time, on the Expiration Date indicted below and shall be subject to all of the terms and conditions set forth in this Agreement.

     Optionee:_________________________________________________________

     Date of Grant:                                 ___________________

     Number of shares purchasable:                  ___________________

     Exercise Price per share:                      $__________________

     Expiration Date:                               ___________________

     Vesting Rate:                        _____% on ___________________
                                          _____% on ___________________
                                          _____% on ___________________
                                          _____% on ___________________
                                          _____% on ___________________

     2.  Incentive Stock Option; Internal Revenue Code Requirements. The Option
         ----------------------------------------------------------
is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the "Code"), as a result of which (a) the Expiration Date shall not be more than 10 years after the Date of Grant, provided that if, on the Date of Grant, Optionee owns (after application of the family and other attribution rules of Section 425(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (a "More-Than-10% Owner"), the Expiration Date shall not be more than 5 years from the Date of Grant, (b) the Exercise Price per share shall not be less than the Fair Market Value (as defined below) per share on the Date of Grant, provided that if, on the Date of Grant, Optionee is a More-Than-10% Owner, then the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant, and (c) if the aggregate Fair Market Value (determined as of the Date of Grant) of the shares of Common Stock with respect to which the Option is exercisable for the first time by Optionee during any calendar year (under the 1991 Employee Stock Incentive Plan, the 1997 Plan and all other stock option plans of the Company and its subsidiaries) exceeds $100,000, then such excess shares shall be treated as shares issued pursuant to an Option that is not an incentive stock option described in Section 422 of the Code, in accordance with Section 422(d) of the Code. The "Fair Market Value" of a share of Common Stock or other security on any day shall be equal to the last sale price, regular way, per share or unit of such other security on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock or such other security are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock or such other security are listed or admitted to trading or, if the shares of Common Stock or such other securities are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. automated quotations system or such other system then in use or, if on any such date the shares of Common Stock or such other security are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in shares of Common Stock or such other security selected by the Board of Directors.

     3.  Acceleration and Termination of Option.
         --------------------------------------

         (a) Termination of Employment.
             --------------------------

             (i) Death or Permanent Disability. In the event that Optionee shall
                 -----------------------------
cease to be an employee of the Company or any of its subsidiaries (such event shall be referred to herein as the "Termination" of Optionee's "Employment") by reason of the death or Permanent Disability (as hereinafter defined) of Optionee, then (A) the portion of the Option that has not vested on or prior to the date of such death or Permanent Disability shall terminate on such date and
(B) the remaining vested portion of the Option shall be exercisable by Optionee or, in the event of death, the person or persons to whom Optionee's rights under the option shall have passed by will or by the applicable laws of descent or distribution, and shall terminate on the first anniversary of the date of such Termination of Employment. "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Optionee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Administrator in such form and manner, and at such times, as the Administrator may require. Any determination by the Administrator that Optionee does or does not have a Permanent Disability shall be final and binding upon the Company and Optionee.

             (ii) Termination for Cause.  If Optionee's Employment is Terminated
                  ---------------------
for cause, then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate one (1) month from the date of such Termination of Employment.

             (iii) Other Termination.  If Optionee's Employment is Terminated
                   -----------------
for any reason other than those enumerated in (i) and (ii) of this Section 3(a), then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate three (3) months from the date of such Termination of Employment.

     (b) Death Following Termination of Employment.  Notwithstanding anything to
         -----------------------------------------
the contrary in this Agreement, if Optionee shall die at any time after the Termination of his or her Employment and prior to the Expiration Date, then the remaining vested but unexercised portion of the Option shall terminate on the earlier of the Expiration Date or the first anniversary of the date of such death.

     (c) Acceleration of Option Upon a Change of Control.  The Administrator, in
         -----------------------------------------------
its sole discretion, may accelerate the exerciseability of the Option at any time and for any reason. In addition, the option shall fully vest with respect to all Option Shares immediately prior to a Change of Control (as hereinafter defined), provided that no such vesting shall occur (i) in the case of a Change of Control of the type described in (B) or (C) below, if a two-thirds majority of the members of the Company's Board of Directors affirmatively recommends such Change of Control to the Company's stockholders prior to its occurrence, or (ii) in the case of a Change of Control of the type described in (A) or (E) below, if a two-thirds majority of the Company's Board of Directors approves such Change of Control prior to its occurrence. A "Change of Control" shall mean the first to occur of the following events:

         (A) any date upon which the directors of the Company who were nominated by the Board of Directors for election as directors cease to constitute a majority of the directors of the Company;

         (B) a reorganization, merger or consolidation of the Company the consummation of which results in the outstanding securities of any class then subject to the

Option being exchanged for or converted into cash, property and/or securities not issued by the Company;

         (C) the acquisition of substantially all of the property and assets of the Company by any person or entity;

         (D) the dissolution or liquidation of the Company; or

         (E) the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Exchange Act of 1934, as amended (the "Exchange Act") of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 25% or more of the voting power of the Company; provided, however, that the terms "person" and "entity," as used in this subsection (E), shall not include (x) the Company or any of its subsidiaries, (y) any employee benefit plan of the Company or any of its subsidiaries or any entity holding voting securities of the Company for or pursuant to the terms of any such plan, or (z) Arthur E. Svendsen or any currently existing or subsequently established trust of which Mr. Svendsen is the settlor, any trustee of such trust (in such capacity), or any beneficiary of any such trust (in such capacity and/or as the recipient of securities of the Company distributed by such trust).

     (d) Other Events Causing Termination of Option.  Notwithstanding anything
         ------------------------------------------
to the contrary in this Agreement, the Option shall terminate on the thirtieth day following the date of the consummation of either of the following events, or upon such later date as shall be determined by the Administrator:

         (i) the dissolution of liquidation of the Company; or

         (ii) the acquisition of substantially all of the property and assets of the Company by any person or entity, unless the terms of such acquisition shall provide otherwise.

     4.  Adjustments.  In the event that the outstanding securities of the class
         -----------
then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, the Administrator shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

     5.  Exercise.  The Option shall be exercisable during Optionee's lifetime
         --------
only by Optionee or by his or her guardian or legal representative, and after Optionee's death only by the person or entity entitled to do so under Optionee's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise pursuant to the notice procedures set forth in
Section 7 hereof, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares (the "Exercise Notice"), together with payment in full of such aggregate Exercise Price in cash or by a cashier's or certified bank check payable to the Company; provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part:

         (a) by the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock; and/or

         (b) by reducing the number of shares of Common Stock issued and delivered to Optionee upon such exercise (such reduction to be valued on the basis of the aggregate Fair Market Value (determined on the date of such exercise) of the additional shares of Common Stock that would otherwise have been issued and delivered upon such exercise), provided that (i) Optionee shall have obtained the prior written approval of the Administrator to pay the Exercise Price pursuant to the method set forth in this subsection (b), which approval may be withheld or granted at the Administrator's sole descretion, and
(ii) the Company is not then prohibited from purchasing or acquiring such additional shares of Common Stock.

     6.  Payment of Withholding Taxes.  If the Company is obligated to withhold
         ----------------------------
an amount on account of any federal, state or local tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then Optionee shall, concurrently with such exercise, pay such amount to the Company in cash or by cashier's or certified bank check payable to the Company.

     7.  Notices.  Any notice given to the Company shall be addressed to the
         -------
Company at 1565 West MacArthur Boulevard, Costa Mesa, California 92626,
Attention: Secretary, or at such other address as the Company may hereinafter designate in writing to Optionee. Any notice given to Optionee shall be sent to the address set forth below Optionee's signature hereto, or at such other address as Optionee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when delivered personally or five days after mailing by prepaid certified or registered mail return receipt requested.

     8.  Stock Exchange Requirements; Applicable Laws. Notwithstanding anything
         --------------------------------------------
to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

     9.  Restrictions on Transferability.
         -------------------------------

         (a) Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

         (b) By accepting the Option, the Optionee for himself or herself and his or her transferees by will or the laws of descent and distribution, represent and agree that all shares of Common Stock purchased upon exercise of the Option will be acquired and held in accordance with the restrictions of the Securities Act of 1933, as amended, and shall not be further transferred except as permitted by that act and the Rules and Regulations of the Securities and Exchange Commission thereunder, that the Company may instruct its transfer agent to restrict further transfer of said shares in its records except upon receipt of satisfactory evidence that such restrictions have been satisfied, that upon each exercise of any portion of the Option, the certificates evidencing the purchased shares shall bear an appropriate legend on the face thereof evidencing such restrictions, and that the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares are being acquired subject to such restrictions.

     10. 1997 Plan.  The Option is granted pursuant to the 1997 Plan, as in
         ---------
effect on the Date of Grant, and is subject to all the terms and conditions of the 1997 Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Optionee, without his or her consent, of the Option or of any of Optionee's rights under this Agreement. The interpretation and construction by the Administrator of the 1997 Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Administrator for the purpose of administering the 1997 Plan shall be final and binding upon Optionee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request, send a copy of the 1997 Plan, in its then-current form, to Optionee or any other person or entity then entitled to exercise the Option.

     11. Stockholder Rights.  No person or entity shall be entitled to vote,
         ------------------
receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

     12. Employment Rights.  No provision of this Agreement or of the Option
         -----------------
granted hereunder shall (a) confer upon Optionee any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of Optionee, with or without cause, or (c) confer upon Optionee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the 1997 Plan. The Optionee hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of Optionee at any time and for any reason, or for no reason, unless Optionee and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

     12. Governing Law.  This Agreement and the Option granted hereunder shall
         -------------
be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company and Optionee have duly executed this Agreement as of the Date of Grant.

STANDARD PACIFIC CORP.                    OPTIONEE


By:________________________________       ___________________________________
Name:                                                   Signature
Title:
                                          ___________________________________
                                                   Street and Address

                                          ___________________________________
                                                City, State and Zip Code

                                          ___________________________________
                                                 Social Security Number